Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
(480) 606-3337
Jeff Stanlis, Hayden Communications (media)
(602) 476-1821

For immediate release

RURAL/METRO ANNOUNCES CERTIFIED VOTING RESULTS

FROM 2006 ANNUAL MEETING OF STOCKHOLDERS

AND STREAMLINED BOARD STRUCTURE

SCOTTSDALE, Ariz. (Dec. 11, 2006) – Rural/Metro Corporation (Nasdaq: RURL) announced today that IVS Associates, Inc., independent inspectors of election for stockholder meetings, has delivered certified voting results from the company’s 2006 Annual Meeting of Stockholders.

The report confirms the re-election of Chairman of the Board Cor J. Clement, Jr. and Vice-Chairman Henry G. Walker at the meeting held December 1, 2006. Stockholders also ratified the appointment of PricewaterhouseCoopers LLP (PWC) to continue as the company’s independent auditors for fiscal 2007.

Jack Brucker, President and Chief Executive Officer, said, “The certified results demonstrated that our stockholders supported our directors by a wide margin. We are very pleased by the confidence shown in our business strategies, our management team and our ability to create value for all of our stockholders.”

Of the 19.9 million shares represented at the meeting, 62 percent were voted in favor of re-electing Messrs. Clement and Walker, compared to 28 percent of the shares voted in favor of the nominees proposed by Accipiter Life Sciences Fund, LP. The proposal to ratify the appointment of PWC received 19.8 million affirmative votes.

The Company also announced today that the Board of Directors has simplified its organizational structure to feature one vice chairmanship, eliminating the previous structure that included two co-vice-chair positions held by Mr. Walker and Mr. Louis Jekel. Under the new structure, Mr. Walker will continue to serve as Vice Chairman of the Board, Chairman of the Corporate Governance Committee and member of the Compensation Committee. Mr. Jekel will continue to serve as a director and member of the Audit and Corporate Governance committees of the Board. “We believe a streamlined organizational structure will enhance our ability to serve the best interests of stockholders through added efficiencies,” Mr. Brucker said.

About Rural/Metro Corporation

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The information contained in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the Company’s ability to collect its accounts receivable, secure new contracts, retain existing contracts, and improve earnings and operating margins. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements.

The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/G)

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